      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 14, 1998


                                                      REGISTRATION NO. 333-53491
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 3

                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                         AMERICAN AXLE & MANUFACTURING
                                 HOLDINGS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         DELAWARE                    3714                    52-2100832
     (STATE OR OTHER           (PRIMARY STANDARD          (I.R.S. EMPLOYER
     JURISDICTION OF              INDUSTRIAL           IDENTIFICATION NUMBER)
      INCORPORATION)      CLASSIFICATION CODE NUMBER)

                            ------------------------

                              1840 HOLBROOK AVENUE
                            DETROIT, MICHIGAN 48212
                                 (313) 974-2000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                              PATRICK S. LANCASTER
                  AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
                              1840 HOLBROOK AVENUE
                            DETROIT, MICHIGAN 48212
                                 (313) 974-2333
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------

                        Copies of all correspondence to:

            WILSON S. NEELY                       MICHAEL A. CAMPBELL
       SIMPSON THACHER & BARTLETT                 MAYER, BROWN & PLATT
          425 LEXINGTON AVENUE                  190 SOUTH LASALLE STREET
        NEW YORK, NEW YORK 10017              CHICAGO, ILLINOIS 60603-3441
             (212) 455-2000                          (312) 782-0600

                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
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                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS



ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) Exhibits

          The following exhibits are filed herewith unless otherwise indicated.


  EXHIBIT
  NUMBER     DESCRIPTION
-----------  -------------------------------------------------------------------------------------------------------
 **1.01       --   Proposed form of U.S. Purchase Agreement
 **1.02       --   Proposed form of International Purchase Agreement
 **3.01       --   Articles of Incorporation of the Company, as Amended
 **3.02       --   Bylaws of the Company
 **4.01       --   Specimen Stock Certificate
 **5.01       --   Opinion of Simpson Thacher & Bartlett as to the legality of the Common Stock being registered
 *10.01       --   Asset Purchase Agreement, dated February 18, 1994, between the American Axle & Manufacturing,
                   Inc. ('AAM, Inc.') and General Motors Corporation ('GM'), and all amendments thereto
+*10.02       --   Component Supply Agreement, dated February 28, 1994, between AAM, Inc. and GM
 *10.02(a)    --   Amendment No. 1 to Component Supply Agreement, dated February 28, 1994, between AAM, Inc. and GM
+*10.02(b)    --   Amendment No. 2 to Component Supply Agreement, dated February 7, 1996, between AAM, Inc. and GM
+*10.02(c)    --   Letter of Intent dated February 21, 1996, by G.M.T.G., GMT-800 PGM Worldwide Purchasing
                   ('G.M.T.G') (re: front & rear axles)
+*10.02(d)    --   Letter of Intent dated February 21, 1996, by G.M.T.G. (re: front & rear propeller shafts)
+*10.02(e)    --   Letter Agreement dated June 25, 1997, between AAM, Inc. and GM
+*10.02(f)    --   Amended and Restated Memorandum of Understanding, dated September 2, 1997, between AAM, Inc. and
                   GM
 *10.02(g)    --   MOU Extension Agreement, dated September 22, 1997, between AAM, Inc. and GM
+*10.03       --   GMCL Purchase Order Agreement dated February 17, 1994 by and between AAM, Inc. and General Motors of Canada Limited ('GMCL')
+*10.04       --   AAM/GMCL Supply Agreement dated February 17, 1994 ('AAM/GMCL Supply Agreement') by and between
                   AAM, Inc. and GMCL
 *10.04(a)    --   Amending Agreement dated as of September 5, 1996, between AAM, Inc. and GMCL
 *10.04(b)    --   Amending Agreement dated as of October 7, 1996, between AAM, Inc. and GMCL
 *10.04(c)    --   Amendment No. 1 to AAM/GMCL Supply Agreement dated February 17, 1994, between AAM, Inc. and GMCL
+*10.05       --   Agreement dated February 17, 1997, between AAM, Inc. and GM
+*10.05(a)    --   Letter dated December 13, 1996, by AAM, Inc.
 *10.06       --   Lease dated September 30, 1994, by and between AAM, Inc., as lessee, and First Industrial, L.P., as lessor (Technical Center)
 *10.07       --   1997 American Axle & Manufacturing of Michigan, Inc. Replacement Plan
 *10.08       --   The Amended and Restated American Axle & Manufacturing of Michigan, Inc. Management Stock Option
                   Plan
 *10.09       --   Nonqualified Stock Option Agreement, dated October 30, 1997, between the Company and Dauch

  EXHIBIT
  NUMBER     DESCRIPTION
-----------  -------------------------------------------------------------------------------------------------------
 *10.10       --   Indemnification Agreement, dated February 28, 1994, between AAM, Inc. and GM
 *10.11       --   Employment Agreement, dated October 27, 1997, by and between the Company and Dauch
 *10.11(a)    --   Letter Agreement, dated August 18, 1997, between AAM Acquisition, Inc. and Dauch
 *10.12       --   Recapitalization Agreement, dated as of September 19, 1997, among AAM, Inc., the Company, Jupiter
                   Capital Corporation ('Jupiter'), Richard E. Dauch ('Dauch'), Morton E. Harris ('Harris') and AAM
                   Acquisition, Inc.
 *10.13       --   Stockholders' Agreement, dated as October 29, 1997, among Blackstone Capital Partners II Merchant
                   Banking Fund L.P., Blackstone Offshore Capital Partners II L.P., Blackstone Family Investment
                   Partnership II L.P., Jupiter, Dauch, Harris and AAM, Inc.
 *10.14       --   Monitoring Agreement, dated as of October 29, 1997, between the Company and Blackstone Management
                   Partners L.P.
 *10.15       --   Credit Agreement, dated as of October 27, 1997, among the Company, AAM, Inc., the lenders named therein, The Chase Manhattan Bank, as administrative agent and collateral agent, and Chase
                   Manhattan Bank Delaware, as fronting bank
 *10.16       --   AAM Master Trust Pooling Agreement, dated as of October 29, 1997, among AAM Receivables
                   Corp.('AAM Receivables'), the Company, as Servicer, and The Chase Manhattan Bank, as Trustee
 *10.16(a)    --   AAM Master Trust Series 1997-A Supplement to Pooling Agreement, dated as of October 29, 1997, among AAM Receivables, the Company, as Servicer, and The Chase Manhattan Bank, as Trustee
 *10.17       --   Receivables Sale Agreement, dated as of October 29, 1997, between AAM Receivables, as purchaser, and the Company, as Seller and Servicer
 *10.18       --   Servicing Agreement, dated as of October 29, 1997, among AAM Receivables, the Company, as
                   Servicer, and The Chase Manhattan Bank, as Trustee
 *10.19       --   Agreement for Information Technology Services, dated March 1, 1998, between AAM, Inc. and
                   Electronic Data Systems Corporation
**10.20       --   1998 Stock Incentive Plan
  10.21       --   Nonqualified Stock Option Agreement, dated October 29, 1997, between the Company and Gary J. Witosky.
 +10.22(a)    --   Lifetime Program Contract for GMT 325 Products, between GM and AAM, Inc.
 +10.22(b)    --   Lifetime Program Contract for GMT 330 Products, between GM and AAM, Inc.
 +10.22(c)    --   Lifetime Program Contract for New M-SUV Products, between GM and AAM, Inc.
 +10.22(d)    --   Lifetime Program Contract for GMT 400 Products, between GM and AAM, Inc.
 +10.22(e)    --   Lifetime Program Contract for GMT 800 Products, between GM and AAM, Inc.; Letter of Intent dated
                   February 21, 1996, by G.M.T.G. (re: front & real axles); Pricing Schedule Letter dated March 11,
                   1996, by AAM, Inc. (re: propshafts); Acceptance Letter dated April 3, 1997, by G.M.T.G. (re: 11.5"
                   axles); Letter dated March 25, 1997, by AAM, Inc. (re: GMT 800 increased volume requirements); Letter dated April 7, 1995, by G.M.T.G. (re: GMT 800 steering components); and Letter of Intent dated May 2,
                   1995, by G.M.T.G. (re: GMT 800 stabilizer bars)
 *21          --   Subsidiaries of the Registrant
**23.01       --   Consent of Simpson Thacher & Bartlett (contained in Exhibit 5.01)
 *23.02       --   Consent of Ernst & Young LLP
 *24.01       --   Power of Attorney
 *27          --   Financial Data Schedules (For SEC use only)


------------------
 * Previously filed

** To be filed by amendment.

 + Certain portions of the identified Exhibit have been omitted and separately filed with the Commission based upon a request for confidential treatment.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Detroit, State of Michigan, on the 14th day of July, 1998.


                                          AMERICAN AXLE & MANUFACTURING
                                          HOLDINGS, INC.
                                          BY:  /S/ PATRICK S. LANCASTER
                                             ----------------------------------
                                          TITLE: SECRETARY


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 3 to the Registration Statement has been signed below by the following persons in the capacities indicated on the 14th day of July, 1998.



                 SIGNATURE                                       TITLE                             DATE
--------------------------------------------  --------------------------------------------   -----------------

             *Richard E. Dauch                Chairman of the Board of Directors;                 July 14, 1998
--------------------------------------------  President and Chief Executive Officer
              Richard E. Dauch

              *Gary J. Witosky                Vice President--Finance and Chief Financial         July 14, 1998
--------------------------------------------  Officer
              Gary J. Witosky

             *Robert A. Krause                Treasurer                                           July 14, 1998
--------------------------------------------
              Robert A. Krause

               *B. G. Mathis                  Director; Executive Vice President and Chief        July 14, 1998
--------------------------------------------  Administration Officer
                B. G. Mathis

             *Glenn H. Hutchins               Director                                            July 14, 1998
--------------------------------------------
             Glenn H. Hutchins

             *Bret D. Pearlman                Director                                            July 14, 1998
--------------------------------------------
              Bret D. Pearlman

             *David A. Stockman               Director                                            July 14, 1998
--------------------------------------------
             David A. Stockman

       *By: /s/ Patrick S. Lancaster
           ---------------------------------
            Patrick S. Lancaster
              Attorney-in-Fact